                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 August 18, 1998
                Date of Report (Date of earliest event reported)

                    FUND AMERICAN ENTERPRISES HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                     1-8993              94-2708455
(State or other jurisdiction of      (Commission         (I.R.S. Employer
 incorporation or organization)      file number)        Identification No.)

               80 South Main Street, Hanover, New Hampshire 03755
                    (Address of principal executive offices)

                                 (603) 643-1567
              (Registrant's telephone number, including area code)

Item 2.         Acquisition or Disposition of Assets.

(1) Pursuant to a Stock Purchase Agreement dated July 1, 1998 (the "Agreement"), on August 18, 1998 Fund American Enterprises Holdings, Inc. (the "Company" and collectively with its wholly-owned subsidiaries "Fund American") acquired the remaining 50% interest in Folksamerica Holding Company, Inc. ("Folksamerica") that it did not previously own. Folksamerica owns Folksamerica Reinsurance Company, a multi-line broker-market reinsurance company, which in 1997 and 1996 had net written premiums of $232.4 million and $171.9 million, respectively. At December 31, 1997 and 1996, Folksamerica had total assets $1.2 billion and $1.0 billion, respectively, and shareholders' equity of $255.0 million and $167.6 million, respectively.

     Pursuant to the Agreement, Fund American acquired 8,483,907 outstanding shares of Folksamerica common stock from five European mutual insurance companies (the "Sellers") for $169.1 million. The transaction was valued based on arm's length negotiations among Fund American and the Sellers. In addition, pursuant to an Assignment and Assumption Agreement dated August 18, 1998 (the "Assumption Agreement"), Fund American assumed $55.6 million of Folksamerica's existing indebtedness. As a result of this transaction, Fund American now owns 100% of the capital stock of Folksamerica.

     Fund American and the Sellers had no material pre-existing relationship other than being joint owners of Folksamerica. Fund American and Folksamerica had no material pre-existing relationships, except that Mr. Steven E. Fass, President and Chief Executive Officer of Folksamerica, serves as a director of one of Fund American's subsidiary Boards of Directors and that Messrs. K. Thomas Kemp and Terry L. Baxter, Executive Officers of Fund American, serve as directors on Folksamerica's Board of Directors.

     The Agreement and the Assumption Agreement are filed herewith as Exhibit 10(a) and Exhibit 10(b), respectively, and are incorporated herein by reference. The source of funds used to acquire Fund American's additional interest in Folksamerica was derived from borrowings under Fund American's existing credit facility and sales of short-term investments.

(2) The assets acquired by Fund American, as a result of the foregoing transaction, did not involve the purchase of a material dollar amount of plant, property, equipment or other physical property.

Item 7.         Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The financial statements required by part (a) of Item 7 relating to Folksamerica are not currently available. Fund American will provide the requisite financial statements, prepared in accordance with Regulation S-X, in an amendment to this report.

(b) Pro Forma Financial Information. The pro forma financial information required by part (b) of Item 7 relating to Folksamerica is not currently available. Fund American will provide the requisite financial information, prepared in accordance with Regulation S-X, in an amendment to this report.

(c)  Exhibits. The following exhibits are filed herewith:

     Exhibit No.                     Description
     -----------    -----------------------------------------------------------
(3)     10 (a)      Stock Purchase Agreement dated as of July 1, 1998, by and
                    among Fund American Enterprises Holdings, Inc., White
                    Mountains Holdings, Inc. and the Sellers (as defined therein).

        10 (b) Assignment and Assumption Agreement dated as of August 18, 1998, by and among Folksam Omsesidig Sakforsakring, Samvirke Skadeforsikring AS and Fund American Enterprises Holdings, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     FUND AMERICAN ENTERPRISES HOLDINGS, INC.

Dated:  August 18, 1998              By: /S/
                                        -----------------------------------
                                          Michael S. Paquette
                                          Senior Vice President and
                                            Controller